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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2020 (May 21, 2020)

METROCITY BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Georgia	No. 001‑39068	47‑2528408
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5114 Buford Highway Doraville, Georgia	30340
(Address of principal executive offices)	(Zip Code)

(770) 455‑4989

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐ Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240‑13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each Exchange on which registered
Common Stock, par value $0.01 per share	MCBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 21, 2020, MetroCity Bankshares, Inc. (the “Company”) held its 2020 Annual Meeting of Shareholders (the “Annual Meeting”). Of the 25,529,891 shares of common stock of the Company outstanding as of the record date for the Annual Meeting, 20,567,547 shares, or 80.56% of the outstanding common shares entitled to vote, were represented in person or by proxy at the Annual Meeting. The final results of each of the proposals voted on by the Company’s shareholders are described below:

Proposal 1 – Election of Directors: To elect three (3) incumbent Class II directors named in the proxy statement to serve until the 2023 Annual Meeting of Shareholders.

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Nack Y. Paek	16,994,234	458,493	81,771	3,033,049
William M. Hungeling	16,810,802	622,025	101,671	3,033,049
Francis Lai	16,741,177	711,650	81,671	3,033,049

Proposal 2 – Ratification of Auditors: To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2020.

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,960,528	2,645	604,374	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCITY BANKSHARES, INC.

Date: May 26, 2020	By:	/s/ Farid Tan
Farid Tan
President and Chief Financial Officer